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                                                                    Exhibit 23.2



                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Form S-3 Registration Statement and related prospectus of ConocoPhillips, Conoco Inc., Phillips Petroleum Company, ConocoPhillips Trust I and ConocoPhillips Trust II for the registration of $5,000,000,000 of their securities and to the incorporation by reference therein of our report dated March 15, 2002, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, as amended, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP

Tulsa, Oklahoma
November 12, 2002